UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 1250 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 21, 2023 (the “Agreement Date”), Quince Therapeutics, Inc., a Delaware corporation (the “Company”), EryDel Italy, Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company, EryDel S.p.A, a company with shares incorporated under the laws of Italy, (“EryDel”), holders of EryDel capital stock and the managers of EryDel (the “EryDel Shareholders”) and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the EryDel Shareholders, entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which, and subject to the terms and conditions set forth in the Purchase Agreement, the Company will indirectly acquire all of the outstanding equity interests of EryDel (the “EryDel Acquisition”). Upon completion of the EryDel Acquisition, (i) the Company will issue up to 7,250,352 shares of common stock of the Company to the EryDel Shareholders, subject to downward adjustment (the “Company Common Stock”), resulting in the EryDel Shareholders owning a maximum of approximately 16.7% of the outstanding common stock of the Company, and (ii) the EryDel Shareholders will have a contingent right to receive up to an aggregate of $485,000,000 in potential cash payments, comprised of up to $5,000,000 upon the achievement of a specified development milestone, $25,000,000 at NDA acceptance, up to $60,000,000 upon the achievement of specified approval milestones, and up to $395,000,000 upon the achievement of specified on market and sales milestones, with no royalties paid to EryDel. The Company will also assume in the transaction EryDel’s $13 million (€10 million in principal) European Investment Bank (EIB) loan with scheduled payments beginning in the second half of 2026.

The completion of the EryDel Acquisition is subject to customary conditions, including: (a) the absence of any legal proceeding that has the effect of enjoining or otherwise making illegal the consummation of the EryDel Acquisition; (b) the approval for listing on the Nasdaq Stock Market shares of Company Common Stock issuable pursuant to the Purchase Agreement; (c) subject to certain exceptions, the accuracy of the representations and warranties of the other party and performance by each party in all material respects of its obligations under the Purchase Agreement; (d) the absence of a material adverse effect on the Company or EryDel; and (e) retention of certain key employees.

The Company and EryDel are permitted under certain circumstances to terminate the Purchase Agreement.

The Purchase Agreement includes customary representations, warranties and covenants of the Company and EryDel. In addition, the EryDel Shareholders have agreed to indemnify the Company for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of EryDel, pre-closing taxes of EryDel and matters relating to claims by holders or former holders of EryDel Stock, subject to certain caps, deductibles and other limitations and obligations.

The Company and EryDel intend, for U.S. federal income tax purposes, that the Company and its affiliates shall be entitled to file an election under Section 338(g) of the Internal Revenue Code of 1986 and any corresponding or local election with respect to the EryDel Acquisition.

The Company Board of Directors also approved the appointment of Luca Benatti to serve as a director of the Company, contingent and effective upon the closing of the EryDel Acquisition.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, as well as by information contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 2.02	Results of Operations and Financial Condition.

On July 24, 2023, the Company announced that upon completion of the EryDel Acquisition, it expects to have capital resources of approximately $87.6 million in cash, cash equivalents and short term investments, as of June 30, 2023. This amount is preliminary and is subject to change upon completion of the quarterly closing procedures and any adjustments that may result from the completion of the review of the financial statements. As a result, this preliminary estimate may differ from the actual results that will be reflected in the financial statements when they are completed and publicly disclosed. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the three months ended June 30, 2023. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to such data, and, accordingly, does not express an opinion or any other form of assurance about it.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with and contingent upon the consummation of the EryDel Acquisition, the Company will assume EryDel’s $13 million (€10 million in principal) European Investment Bank (EIB) loan with scheduled payments beginning in the second half of 2026.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company Common Stock that may be issued to EryDel Shareholders pursuant to the Purchase Agreement are exempt from registration in reliance on exemption provided for under Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Contingent Appointment of Director

On July 21, 2023, the Company Board of Directors approved the appointment of Luca Benatti to serve as a director of the Company, contingent and effective upon the closing of the EryDel Acquisition.

Departure of Chief Medical Officer

On July 24, 2023, the Company announced that Karen Smith, Chief Medical Officer of the Company, would be leaving the Company, effective September 1, 2023. Ms. Smith’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s financial operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On July 24, 2023, the Company posted an investor presentation relating to the EryDel Acquisition to the Company’s website. A copy of the investor presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On July 24, 2023, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain Statements in this Current Report on Form 8-K contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained herein may be identified by the use of words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “runway,” “forecast,” “potential” or other similar words. Examples of forward-looking statements include, among others, the ability of the parties to consummate the proposed EryDel Acquisition and the timing thereof, the ability of the Company to timely and successfully achieve the anticipated benefits of the EryDel Acquisition, including the continued current and future clinical development and potential expansion of EryDel assets, related platform, and related timing and costs; the strategic development path for EryDex; planned FDA and EMA submissions and clinical trials and timeline, prospects, and milestone expectations; the timing and success of the clinical trials and related data, including plans and the ability to initiate, fund, conduct and/or complete current and additional studies; the potential therapeutic benefits, safety, and efficacy of EryDex; statements about its ability to obtain, and the timing relating to, further development of EryDex, regulatory submissions and interactions with regulators; therapeutic and commercial potential; the integration of EryDel’s business, operations, and employees into the Company; the Company’s future development plans and related timing; its cash position and projected cash runway; the Company’s focus, objectives, plans, and strategies; and the ability to execute on any strategic transactions. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the Company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties described the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, and other reports as filed with the SEC. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1*	Stock Purchase Agreement, dated as of July 21, 2023, by and among Quince Therapeutics, Inc., EryDel Italy, Inc., EryDel S.p.A., certain holders and the managers set forth on Schedule II thereto, and Shareholder Representative Services LLC, as the stockholder representative.

99.1	Investor Presentation, dated as of July 24, 2023.

99.2	Press Release, dated as of July 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCE THERAPEUTICS, INC.

	By:	/s/ Dirk Thye
Date: July 24, 2023	Name:	Dirk Thye
	Title:	Chief Executive Officer